UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Marcus Drive, Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	FONR	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

On November 30, 2022, Fonar Corporation issued a press release titled “Fonar Corporation Designates Laurel Hill Advisory Group, LLC as Information Agent for the Company’s $9 Million Share Repurchase Program.”

In September 2022, Fonar announced that its Board of Directors had approved a share repurchase program, pursuant to which the Company was authorized to purchase up to $9 million in value of shares of Fonar’s common stock. Through November 25, 2022, Fonar had purchased approximately $200,000 of Fonar shares. Laurel Hill has been engaged to assist the Company in making Fonar stockholders aware of the program and to provide general assistance to Fonar stockholders desiring to participate in the program, all in furtherance of the intention of the Company to maximize the success of the program.

Laurel Hill, in its capacity as Information Agent for the repurchase program and on behalf of the Company, welcomes questions from both record and beneficial stockholders of the Company. Laurel Hill may be reached at 888-742-1305 or via email at info@laurelhill.com .

Exhibits:

  99.1 Press Release dated November 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

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By /s/ Timothy R. Damadian

Timothy R. Damadian

President and CEO

Dated: December 1, 2022